Exhibit 10.39

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (hereinafter this “Sublease”) is made and entered into as of June 1, 2006, between Softchoice Corporation, a corporation organized under the laws of Canada (“Sublandlord”) and ZymoGenetics, Inc., a Washington corporation (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Sublandlord is the “lessee” and 1144 Eastlake LLC (the “Prime Lessor”) is the lessor under an Office Lease Agreement, dated January 11, 2002, as amended by a First Amendment to Office Lease Agreement dated September 26, 2002 (the “First Amendment”), and by a Second Amendment to Office Lease Agreement, dated March, 2003 (the “Second Amendment”)(such Office Lease Agreement, as amended by the First Amendment and the Second Amendment is referred to collectively as the “Prime Lease” and a copy of which Prime Lease is attached hereto as Exhibit B-1) (all terms not defined herein are defined by reference to the Prime Lease);

WHEREAS, Sublandlord and Prime Lessor are also parties to that certain Storage Locker Agreement dated April 29, 2002 in the form attached hereto as Exhibit B-2 (the “Storage Agreement”);

WHEREAS, Sublandlord desires to sublease all of its interest in the “Premises,” to Subtenant and to assign to Subtenant all of its rights under the Storage Agreement; and

WHEREAS, Subtenant desires to sublease the Premises and assume the Storage Agreement from Sublandlord and upon the terms and conditions herein contained.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged by said parties, the parties hereto do hereby agree as follows:

1. Premises and Term.

(a) Premises and Term. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord all of Sublandlord’s interest in the Premises, which the parties agree are deemed to comprise a total of 13,412 rentable square fee of space on the sixth and seventh floors of 1144 Eastlake Building (the “Building”) located at 1144 Eastlake Avenue E, Seattle, Washington 98109, as shown on the floor plan attached hereto as Exhibit A and made a part hereof (the “Premises”) for a term commencing on delivery of the Premises to Subtenant in the condition required by the Prime Lease for surrender of the Premises but not sooner than September 1, 2006 (the “Commencement Date”) and continuing through and including April 15, 2009 (the “Sublease Term”), unless sooner terminated as hereinafter provided, and subject to the contingencies specified in Section 14 hereof. The parties are aiming for a Commencement Date of September 1, 2006. (The portion of the Premises located on the seventh (7th) floor of the Building is sometimes referred to herein as the “Original Premises” and the portion of the Premises located on the sixth (6th) floor of the Building is sometimes referred to herein as the “Additional Premises”). There are no renewal options with respect to this Sublease and Sublandlord agrees not to exercise any renewal options under the Prime Lease. Upon the request of either party or the Prime Lessor, Sublandlord and Subtenant shall execute a “Commencement Date Certificate” in the form attached hereto as Exhibit B.

(b) Late Delivery. If the Sublandlord is unable to deliver or fails to deliver possession of the Premises on or before October 1, 2006 then Subtenant shall have the unilateral right to terminate this Sublease and all its obligations hereunder, upon delivery of a termination notice to Sublandlord; provided, however, that Subtenant’s right to terminate for late delivery can only be exercised prior to the actual delivery of the Premises.

(c) Early Entry. If Subtenant, with Sublandlord’s and Prime Lessor’s consent, takes possession of the Premises prior to September 1, 2006, Subtenant shall do so subject to all of the covenants and conditions hereof except for the payment of Monthly Rent or Additional Rent, which shall be free from such prior date to the commencement of the term as defined in subsection (a) above.

2. Rent; Security Deposit; Moving Allowance.

(a) Monthly Rent. Subtenant agrees to pay to Sublandlord at the address Sublandlord designates herein, or at such other place as Sublandlord may designate in writing, without demand, counterclaim, deduction or setoff, in U.S. legal tender, base rental for the Sublease Term payable in monthly base rental installments (“Monthly Rent”) on each of the Original Premise and Additional Premises (as defined in the Prime Lease) as follows; which reflect all of the Base Rent due pursuant to the Prime Lease:

Original Premises:

Date/Term	Monthly Installment	Yearly per RSF Rate
Commencement Date - 5/31/07	$18,094.13	$30.50
6/1/07 - 5/31/08	$18,639.92	$31.42
6/1/08 - 4/15/09	$19,197.57	$32.36

Additional Premises:

Date/Term	Monthly Installment	Yearly per RSF Rate
Commencement Date –11/30/06	$14,327.06	$27.32
12/1/06 - 11/30/07	$14,757.09	$28.14
12/1/07 – 11/30/08	$15,197.60	$28.98
12/1/08 - 4/15/09	$15,653.84	$29.85

Notwithstanding anything to the contrary above, at Subtenant’s option, Subtenant shall either pay the Monthly Rental and any other sum due hereunder as rent, whether or not designated as rent, directly to the Prime Lessor at the address stated in the Prime Lease, or the Sublandlord at 173 Dufferin Street, Suite 200, Toronto, Ontario, M6K 3H7, Canada, Attn: Facilities Manager; provided, however, that if Subtenant makes such payments directly to Prime Lessor, Subtenant shall provide Sublandlord with prior written notice that Subtenant will be making such direct payments. The reference “1144 Eastlake Softchoice/Zymo Sublease” shall to be inserted on all rental checks. Subtenant shall pay the Monthly Rental in advance not later than the 1st day of every month during the Sublease Term. Subtenant may not change the party to whom Subtenant pays the rent hereunder, without delivering prior written notice of such change to Sublandlord and in no event may such notice be given less than ten (10) business days prior to the date the next payment of rent is due under this Lease.

(b) Additional Rent. Subtenant shall pay monthly as “Additional Rent” (i) the amount charged by the Prime Lessor for 25 parking stalls pursuant to the Prime Lease’s paragraph 30 and its First Amendment at paragraph 2.9, currently at $125 per stall per month; and (ii) the amount Sublandlord is obligated to pay as its Pro Rata Share of Expenses, Taxes and Insurance, as defined in paragraph 4.2 of the Prime Lease. The Subtenant’s Pro Rata Share is estimated in paragraph 1.4 of the Prime Lease (as amended by the First Amendment thereto) as 16.79%. As with the Monthly Rent, Subtenant may elect to pay the Additional Rent directly to the Prime Lessor or to the Sublandlord; provided, however, that if Subtenant makes such payments directly to Prime Lessor, Subtenant shall provide Sublandlord with prior written notice that Subtenant will be making such direct payments.

(c) Security Deposit. Subtenant agrees to pay Sublandlord $32,628.75 as security for Subtenant’s payment of Monthly Rent and performance of its other obligations under this Sublease and any renewals or extensions of this Sublease. If Subtenant defaults in its payment of Monthly Rent or performance of its other obligations under this Sublease, Sublandlord may use all or part of the security deposit for the payment of Monthly Rent or any other amount in default, or for the payment of any other amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, or for the payment to Sublandlord of any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default. If Sublandlord so uses any portion of the security deposit, Subtenant will restore the security deposit to its original amount within five (5) days after written demand from Sublandlord. Sublandlord will not be required to keep the security deposit separate for its own funds and Subtenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Sublandlord’s damages or other rights under this Sublease, or a payment of liquidated damages, or an advance payment of the Monthly Rent. Upon expiration of the Sublease Term or earlier termination of this Sublease the security deposit shall be returned to Subtenant within ten (10) days of such termination, reduced by such amounts as may be required by Sublandlord to remedy defaults on the part of Subtenant in the payment of

Monthly Rent, to repair damage to the Premises and the Building caused by Subtenant, its agents, employees, invitees and licensees and to clean the Premises or pursuant to Subsection 3(c) below.

(d) Moving Allowance. Subtenant shall also pay to Sublandlord the sum of FORTY THOUSAND TWO HUNDRED THIRTY SIX and NO/100 Dollars ($40,236.00) (the “Moving Allowance”) as reimbursement for Sublandlord’s expenses incurred in moving from the Premises. Subtenant shall pay the Moving Allowance in a single sum, within thirty (30) days following Subtenant receiving Sublandlord’s written demand for such payment; provided, however, in no event shall the Moving Allowance be payable prior to the Commencement Date, as the same may be extended pursuant to Section 1(b) above.

3. Subordinate to Prime Lease, Sublandlord Covenants, Prime Lessor Agreement.

(a) Subordination. Subtenant acknowledges that it is familiar with the terms of the Prime Lease. Except as may be inconsistent with the terms hereof, and subject to Sublandlord performing its covenants stated in Subsection 3(b) below, all the terms, covenants, restrictions and conditions in the Prime Lease contained as of the date of this Sublease, shall be applicable to this Sublease with the same force and effect as if the Sublandlord were the “lessor” under the Prime Lease (except with respect to Prime Lessor’s obligations to provide services under the Prime Lease, as to which Section 6 hereof shall prevail) and Subtenant were the “lessee” thereunder; and in the case of any breach hereof by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to Prime Lessor against Sublandlord as “lessee” under the Prime Lease. Sections 6.1 and 6.2 of the Prime Lease are expressly inapplicable to this Sublease. This Sublease is in all respects subject to and subordinate to the terms and conditions of the Prime Lease. Except as expressly contradicted by the terms of this Sublease, Subtenant agrees to be bound by all of the covenants, restrictions, terms and conditions of the Prime Lease in its use and occupancy of the Premises, and Subtenant covenants and agrees to perform all obligations of Sublandlord arising under the Prime Lease during the term of this Sublease, and to refrain from violating or breaching any of the terms, covenants, restrictions and conditions of the Prime Lease.

(b) Sublandlord Covenants. Sublandlord hereby covenants and agrees for the Subtenant’s benefit as follows:

(i) To timely pay all Base Rent, Additional Rent and any other amounts due to Prime Lessor or otherwise under the Prime Lease (as these terms are defined in the Prime Lease), except to the extent that Subtenant has notified Sublandlord that Subtenant is paying such sums directly to Prime Lessor;

(ii) Sublandlord will not exercise the renewal options presently provided for under Section 6.1 of the Prime Lease (which Section 6.1 of the Prime Lease is incorrectly referred to as Section 2.10 of the First Amendment);

(iii) Not to voluntarily cause, permit or consent to the early termination or alteration of the Prime Lease, without first obtaining Subtenant’s consent which may be withheld in Subtenant’s sole discretion;

(iv) Subtenant shall and may peacefully have, hold and enjoy the Premises free from any person claiming a right thereto through Sublandlord, subject to the terms of this Sublease and the Prime Lease, provided Subtenant pays the Monthly Rent and Additional Rent and fully performs all of its covenants and agreements; and

(v) To immediately deliver to Sublandlord written copies of all notices it receives from the Prime Lessor relating to the Premises, this Sublease or otherwise under the Prime Lease;

(vi) Upon request of Subtenant, to use every reasonable effort to cause Prime Lessor to perform its obligations under the Prime Lease. Notwithstanding any limitation stated in the foregoing, Sublandlord shall commence legal action to compel Prime Lessor to cure its breach of the Prime Lease (A) promptly after receiving a written request from the Subtenant when such breach materially interferes with Subtenant’s access to the Premises, use of the Premises or otherwise operating its business from the Premises; or (B) for any other reason, promptly after receiving a written request from Subtenant, at Subtenant’s expense; provided, however, that Subtenant shall reimburse Sublandlord for its costs in connection therewith, but Subtenant shall be entitled to reimbursement from Prime Lessor of such costs pursuant to the terms of the Prime Lease.

(c) Prime Lessor’s Agreement and Representations. Prime Lessor agrees to concurrently deliver to Subtenant any notice it delivers to Sublandlord under the Prime Lease. Prime Lessor further agrees that, in the event of any termination of the Prime Lease, this Sublease shall automatically become a direct lease under the same terms between Subtenant and the Prime Lessor, and by its execution of the consent below Prime Lessor agrees to such automatic agreement and non-disturbance of Subtenant so long as it is not in default hereunder or under the Prime Lease, after the expiration of any applicable cure periods. Upon such direct lease, the Security Deposit held for Sublandlord’s behalf shall be deemed assigned to the Subtenant hereunder and Subtenant shall have a claim for immediate reimbursement against Sublandlord for any shortfall between the amount of the assigned Security Deposit and the amount of the Security Deposit it paid over to Sublandlord pursuant to Subsection 2(c) above.

Prime Lessor further represents and warrants that, to the best of its knowledge, (i) neither Sublandlord or Landlord is in breach of or in default under the Prime Lease and no event has occurred that, with notice and/or lapse of time, would constitute a breach or default by Sublandlord or Prime Lessor under the Prime Lease, and (ii) a true, correct, and complete copy of the Prime Lease and the Storage Agreement as in effect on the Effective Date are attached hereto as Exhibits B-1 and B-2

4. Insurance. Subtenant shall maintain at all times during the term of this Sublease, at its sole expense, the insurance required to be maintained by Sublandlord as lessee under the Prime Lease. All such insurance policies shall comply with all requirements of the

Prime Lease, and Subtenant shall deliver the certificate(s) of all such insurance to Sublandlord and to Prime Lessor prior to the Commencement Date and upon request, at any time thereafter. The insurance certificates shall provide that such insurance shall not be cancelled or materially adversely amended without at least thirty (30) days prior written notice to Sublandlord and Prime Lessor. Subtenant hereby expressly waives all rights of recovery which it might otherwise have against Sublandlord or Prime Lessor, for any loss or damage to personal property to the extent that such loss is covered, or would be covered by the insurance, required by this Section 4, if it were in effect. Subtenant shall further cause its insurers to waive any right of subrogation that they might otherwise have against Sublandlord or Prime Lessor. Should premiums paid by the Sublandlord or Prime Lessor increase due to Subtenant’s operations, the contents within the Premises or improvements made to the Premises, Subtenant shall promptly pay the increased amount of the premium upon request to Sublandlord or Prime Lessor, respectively.

5. “As Is” Condition; Use; Alterations.

(a) Condition. Subtenant shall take the Premises on an “as is” basis. As used herein “as is” means the condition the Premises and the Premises are in as of the execution date of this Sublease, subject to ordinary wear and tear. Subtenant’s taking possession of any portion of the Premises shall be conclusive evidence against Sublandlord only that such portion of the Premises was in a good order and satisfactory condition when Subtenant took possession. No promise of Sublandlord to alter, remodel, repair or improve the Premises and no representation respecting the condition of the Premises or the Building or any portion thereof have been made by Sublandlord to Subtenant except as otherwise provided above in this Section 5. SUBLANDLORD HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND SUBTENANT HEREBY WAIVES, ALL WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE PREMISES, AND SUBTENANT AGREES THAT PRIOR TO ACCEPTING THE PREMISES IT SHALL INSPECT AND BE SATISFIED WITH THE CONDITION AND FITNESS THEREOF AND ACCEPT THE SAME “AS IS,” WHERE IS” AND “WITH ALL FAULTS.”

(b) Use. The Premises shall be used and occupied by Subtenant solely for the Permitted Uses under the Prime Lease, and for not other purpose unless otherwise consented to by the Prime Lessor (the Sublandlord’s consent not being required). Subtenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including federal, state, county and municipal authorities), in force as of the Commencement Date or which may hereafter be in force, which shall impose any duty upon Prime Lessor, Sublandlord or Subtenant with respect to the use, occupancy or alteration of the Premises and of all insurance bodies applicable to the Premises and to the Subtenant’s use or occupancy thereof. Subtenant shall not use or permit the use of the Premises in any manner that will violate any of the terms or provisions of the Prime Lease.

(c) Alterations. Any alterations, additions or improvements desired by Subtenant shall be at Subtenant’s sole cost and expense and must be first approved in writing by Prime Lessor, with the requirements for approvals, the standards and timetables therefore as set forth and pursuant to the provisions stated in the Prime Lease at paragraph 9.3 therein, but with only the Prime Lessor and not the Sublandlord as the approving party. Any such additions, alterations or modifications shall be carried out by Subtenant, at its own expense, in accordance with the provisions of the Prime Lease and Subtenant’s obligations to remove the same from the Premises at the expiration or earlier termination of this Sublease shall be in accordance with the terms of the Prime Lease. Subtenant shall indemnify and hold harmless Sublandlord and Prime Lessor from any and all costs, expenses, claims or liabilities, incurred in connection with the installation by Subtenant of any additions, alterations or modifications to or of the Premises, except to the extent done at the direction of the Sublandlord or Prime Lessor, or the result of the Sublandlord’s or the Prime Lessor’s gross negligence or intentional misconduct.

6. Services. Notwithstanding anything to the contrary contained herein, the only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled to as “lessee” under the Prime Lease and that for all such services and rights Subtenant will look to Prime Lessor under the Prime Lease. Except as expressly setforth in Section 3(b) above, and except for violating a covenant therein stated, nothing contained in this Sublease shall in any way obligate Sublandlord to perform any act required to be performed by the Prime Lessor under the Prime Lease, nor shall Sublandlord incur any liability of Subtenant by virtue of the Prime Lessor’s failure to perform any act required of it or Prime Lessor’s failure to give any consent under the Prime Lease. Sublandlord does, however, agree to use reasonable efforts to cause the Prime Lessor to provide the services required of Prime Lessor under the Prime Lease.

7. No Acts. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Prime Lessor by reasons of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Lessor under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorneys’ fees and court costs, incurred by Sublandlord by reason of any breach by Subtenant of any provision of this Lease or the Prime Lease (including, without limitation a breach which permits the Prime Lease to be terminated or forfeited). Sublandlord shall not be liable for damage to person or property sustained by Subtenant or any other person, however such damage may have been caused, except to the extent resulting from the Sublandlord’s gross negligence or intentional misconduct.

8. Surrender. Upon the termination or expiration of this Sublease at any time and for any reason, Subtenant will immediately quit and peacefully surrender possession of the Premises and Subtenant agrees to return the Premises in the same condition as they existed at the date of Subtenant’s occupancy, except for ordinary wear and tear and except for alterations and improvements approved by Prime Lessor (unless Prime Lessor, pursuant to the terms of the Prime Lease, requires the removal of any alteration made by

Subtenant, in which event Subtenant shall remove the same and restore the Premises in accordance with the applicable provisions of the Prime Lease), and Subtenant shall remove all of its personal property therefrom. If Subtenant remains in possession of the Premises after the end of the term of this Sublease then it will do so as a direct tenant of the Prime Lessor, on a month to month lease, subject to all conditions, provisions and obligations of this Prime Lease in effect on the last day of the term.

9. No Assignment. Except as otherwise expressly provided herein, Subtenant shall not assign this Sublease or any interest hereunder or further sublet all or any part of the Premises, or permit the use of the Premises by any party other than Subtenant and the employees of Subtenant, without the prior written consent of Sublandlord and Prime Lessor in each instance, which will not be unreasonably withheld, conditioned or delay, all in accordance with the terms and conditions of Article 12 of the Prime Lease. Subtenant shall not permit Subtenant’s interest in this Sublease to be vested in any third party by operation of law or otherwise. For purposes of this Section 9, an assignment of this Sublease shall be deemed to occur upon any change in the ownership of Subtenant as described in Article 12 of the Prime Lease, provided however that Subtenant shall be permitted to transfer this Sublease or its interest the Premises without obtaining Sublandlord or Prime Lessor’s consent for those transfers described in the Prime Lease’s paragraph 12.5.

10.	Defaults.

(a) Subtenant Defaults. The following events shall be deemed to be events of default by Subtenant under this Sublease:

(i) Subtenant shall fail to pay any installment of rent hereby reserved as and when the same shall become due, if the failure continues for five (5) business days after Subtenant’s receipt of notice of such failure (“Monetary Default”).

(ii) Subtenant shall fail to comply with any term, provision or covenant of the Prime Lease or this Sublease, other than a Monetary Default, and shall not cure such failure within thirty (30) days after receipt of written notice thereof by Subtenant. However, if Subtenant’s failure to comply cannot reasonably be cured within thirty (30) days, then Subtenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Subtenant commences such cure within the initial 30 day period, and diligently prosecutes such cure thereafter.

(iii) Subtenant shall become insolvent, or shall make a transfer in order to defraud creditors or shall make an assignment for the benefit of creditors;

(iv) Subtenant shall file a petition under any section or chapter of the Federal Bankruptcy Code (11 U.S.C. §101 et.seq.), as amended, or under any similar law or statute of the United States or any state thereof; or Subtenant shall be adjudged bankrupt or insolvent in proceedings filed against Subtenant thereunder;

(v) A receiver or trustee shall be appointed for all or substantially all of the assets of Subtenant not removed or dismissed within sixty (60) days;

(vi) Subtenant shall otherwise cause Sublandlord to be in default under the Prime Lease.

Upon the occurrence of any such events of default, which is not cured within the applicable notice and cure periods stated above (if any), Sublandlord shall have the option to pursue the remedies set forth in the Prime Lease at Article 20, plus such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(b) Sublandlord Defaults.

(i) Sublease Defaults. If Sublandlord breaches any covenant or agreement of this Sublease, then and in such event Subtenant shall have the right to execute and deliver to Sublandlord a written notice specifying such breach or the occurrence of such event, and unless within ten (10) days from and after the date of delivery of such notice Sublandlord shall have commenced to remove or to cure such breach or occurrence and shall be proceeding with reasonable diligence to completely remove or cure such breach or occurrence, then Subtenant shall have the right at Subtenant’s election to take the remedies noted below.

(ii) Subtenant Remedies. Upon Subtenant becoming entitled to pursue Subtenant’s remedies as provided herein, Subtenant may enforce the performance of this Sublease in any manner, or exercise any remedy, provided by law, in equity, or under this Sublease (including, but not limited to, the right of specific performance, damages, or mandamus, but not the right to terminate this Sublease). All sums expended by Subtenant to cure any defaults of Sublandlord shall accrue interest from the date of expenditure at the Default Rate and be payable within 15 days after demand and presentation of supporting documentation to Subtenant by Sublandlord. All amounts not paid when due shall continue to accrue interest at the Default Rate until paid or offset. Notwithstanding anything to the contrary in this Sublease, the provisions of Section 21 of the Prime Lease shall be inapplicable to this Sublease, as between Subtenant and Sublandlord.

(iii) Representation and Warranty Regarding Prime Lease. Sublandlord represents and warrants to Subtenant that (A) to the best of its knowledge, neither Sublandlord or Landlord is in breach of or in default under the Prime Lease and no event has occurred that, with notice and/or lapse of time, would constitute a breach or default by Sublandlord or Prime Lessor under the Prime Lease, and (B) a true, correct, and complete copy of the Prime Lease and the Storage Agreement as in effect on the Effective Date are attached hereto as Exhibits B-1 and B-2.

11. Force Majeure. Sublandlord and Subtenant shall not be liable for delay caused by strikes, riots, acts of God, national emergencies, acts of public enemy, civil insurrection,

difficulty in obtaining materials or any other causes beyond Sublandlord’s or Subtenant’s control (except insufficiency of funds) in performing any of the covenants required hereunder to be performed by Sublandlord and Subtenant, except the payment of rent and other sums to be paid by Subtenant hereunder.

12. Default Rate. Sublandlord and Subtenant further agree that in the event Subtenant at any time during the Sublease Term is in default in the payment of rent, Sublandlord shall have the right to charge interest at the rate of twelve percent (12%) per annum or the highest rate allowed by law, whichever is lower (the “Default Rate”), which will accrue upon a Monetary Default and continuing until payments are current. Subtenant hereby agrees to pay said interest upon notification by Sublandlord.

13. Release; Indemnity. Subtenant agrees that, to the extent not expressly prohibited by law, Sublandlord and Prime Lessor, and their respective officers, agent and employees, shall not be liable for nor shall rent abate as a result of, any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property, sustained by Subtenant or by other persons, due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to any act or neglect of any tenant or occupant of the Building, or any other person, except to the extent caused by the gross negligence or willful misconduct of the party claiming the benefit of such release. To the fullest extent permitted by law, Subtenant shall protect, indemnify, defend and hold Sublandlord and Prime Lessor and their respective officers, agents, servants and employees (collectively, the “Indemnitees”) harmless from and against any and all loss, costs, damages, claims, liabilities and expenses (including, without limitation, court costs and attorneys’ fees) of whatever nature (collectively, “Claims”) arising from (i) injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Subtenant’s use or occupancy of the Premises or Subtenant’s activities in the Building, or arising from any act or negligence of Subtenant, or its agents, contractors, servants, employees or invitees, or (ii) failure of Subtenant to perform its obligations under this Sublease, including those provisions of the Prime Lease incorporated herein by reference. Such indemnification, however, shall not apply to the extent the Claim arises from the gross negligence or intentional acts of any Indemnitee. In case any action or proceeding be brought against any Indemnitee by reason of any such Claim, upon written notice to Subtenant, Subtenant covenants to resist and defend at Subtenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Sublandlord. The indemnification obligations hereunder shall survive the expiration or termination of this Sublease.

14. Consent of Prime Lessor. This Sublease and the obligations of both parties hereunder, are conditioned upon the written consent of Prime Lessor under the Prime Lease as evidenced by Prime Lessor’s execution of the Prime Lessor’s Consent on the signature page hereof. Further, any modifications or amendments to this Sublease shall not take effect or be binding upon Sublandlord until Sublandlord obtains the written consent of Prime Lessor and delivers a copy of the same to Subtenant.

15. Notices. Any notice or demand which either party may or must give to the other hereunder shall be in writing and shall be deemed delivered when personally delivered or deposited in the United States mail, postage prepaid, certified with return receipt requested, or sent by reputable overnight courier (signed receipt confirming delivery required) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have hereafter specified by written notice:

Sublandlord:
Softchoice Corporation
ATTN: Facilities Manager 173 Dufferin Street, Suite 200
Toronto, Ontario, M6k 3H7, Canada
Office:
Fax:
Email:

Subtenant:
ZymoGenetics, Inc.
ATTN: Shinko Campos, VP Operations
1144 Eastlake Avenue E., Suite 201
Seattle, WA 98109
Office: 206-442-6620
Fax: 206-442-6608
Email: shc@zgi.com

The notices required to be provided to Subtenant include, without limitation, copies of all notices Sublandlord receives from Prime Lessor relating to the Premises, the Prime Lease or this Sublease.

16. Brokerage. CB Richard Ellis, 1420 Fifth Avenue, Suite 1700, Seattle, WA 98101 (“Sublandlord’s Agent”) has acted as agent for Sublandlord in this transaction. The Staubach Company, 2025 First Avenue, Suite 1212, Seattle, WA 98121 (“Subtenant’s Agent”) has acted as agent for Subtenant in this transaction. Sublandlord and Subtenant hereby covenant and agree to one another that no brokerage fees or commissions are due any person in connection with this Sublease except as set forth below. Sublandlord and Subtenant hereby indemnify one another, and hold one another harmless, from and against all loss, cost, damage or expense, including but not limited to, attorneys’ fees and court costs incurred by a party hereto as a result of any claims for brokerage fees or commissions other than as set forth below which claims are made by, through or under the other party hereto. Notwithstanding the foregoing, (i) Subtenant, pursuant to a separate written agreement, shall pay Sublandlord’s Agent a fee equal to $3.00 per square foot (which shall be paid half upon full execution and half at the Commencement Date) and (ii) Subtenant shall be responsible for any commission or fee due to Subtenat’s Agent, and Sublandlord shall have no responsibility therefor.

17. Service of Process. Subtenant hereby appoints, as its agent to receive service of all dispossessory or restraint proceedings and notices thereunder, and all notices required under this Sublease, the person in charge of the Premises at the time of occupying said Premises.

18. No Other Agreements. All prior understandings and agreements between the parties are merged within this Sublease which alone fully and completely sets forth the understanding of the parties hereto. This Sublease may not be modified except by an agreement in writing executed by Sublandlord and Subtenant.

19. Binding Effect. This Sublease shall inure to the benefit of and be a burden upon Prime Lessor, Sublandlord and Subtenant and their respective transferees, successors and permitted assigns, subject, in the case of Subtenant, to the provisions of Section 9 hereof.

20. Governing Law. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Washington and the parties hereby consent to the jurisdiction and venue of the King County Superior Court, in Seattle, Washington.

21. Storage Agreement. Effective as of the Commencement Date, Sublandlord hereby assigns to Subtenant, and Subtenant accepts the assignment of, all of Sublandlord’s right, title, obligations and interest in and to the Storage Agreement. Sublandlord agrees that Subtenant shall have the right to terminate the Storage Agreement in its sole discretion for any reason or no reason at all, and that Sublandlord shall have no claim against Subtenant for such termination. By its signature below, Prime Lessor hereby releases Sublandlord from all obligations arising under the Storage Agreement from and after the Commencement Date, but such release shall not apply with regard to any claims arising prior to the Commencement Date.

22. Signage. Sublandlord and Prime Lessor agree and acknowledge that a material induce to Subtenant under the Prime Lease is the ability to install certain signage, including without limitation installation of a Tenant Sign as defined in the Prime Lease’s Second Amendment. Sublandlord expressly agrees that this Sublease includes all rights to install such signage and that as a condition to delivery of the Premises and to trigger the Commencement Date, the Sublandlord must have removed its Tenant Sign and repaired the location thereof, as required under the Prime Lease. Further, and notwithstanding anything to the contrary in the Prime Lease, the Prime Lessor does hereby consent to the transfer to Subtenant of all rights to install signs, including without limitation a Tenant Sign identifying the Subtenant’s company on the upper portion of the north side of the Building above the 7th floor windows.

23.	Miscellaneous.

(a) Rights Reserved by Sublandlord.

(i) Sublandlord may enter the Premises at reasonable times during normal business hours, on twenty-four (24) hours’ advance notice to Subtenant for the purpose of inspecting the Premises. Sublandlord shall at all times be accompanied by Subtenant’s agents and shall not be permitted access to those areas containing confidential or trade secret information. Subtenant shall conduct such inspections without disturbing Subtenant in its business. Prime Lessor’s entry to the Premises shall be governed by the Prime Lease.

(ii) If Subtenant breaches any covenant or condition of this Sublease and as a result of such breach Sublandlord shall be in default under the terms of the Lease, Sublandlord may, after the expiration of any applicable notice and cure period, and thereafter upon notice to Subtenant (except that no notice need be given in cases of emergency), to cure such breach at Subtenant’s expense. The cost of such cure shall accrue interest at the Default Rate if not paid by Subtenant within 5 days after receipt of Sublandlord’s invoice and shall be deemed Additional Rental payable hereunder on demand.

(b) Jointly Prepared Document. This Sublease is the result of prior negotiations, agreements and understandings of the parties hereto and is to be construed as the jointly prepared product of the parties hereto.

(c) Conflict. In the event of a conflict between the terms of this Sublease and the terms of Prime Lease as to and between the parties hereto, the terms of this Sublease shall control.

(d) Time. Time is of the essence of this Sublease.

(e) Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term or provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

(g) Captions. The captions used herein are for identification only and are not a part of this Sublease.

(h) Signage. Prior to the Commencement Date, Sublandlord shall remove it’s signage from the Building and perform all repairs related thereto in accordance with the Prime Lease.

IN WITNESS WHEREOF, Sublandlord, Subtenant and Prime Lessor have duly fixed their names the date first above written.

“SUBLANDLORD”:

SOFTCHOICE CORPORATION
a Canadian Corporation

By:	/s/ ANN BRACE
Name:	Ann Brace
Title:	CFO
Federal Tax ID Number: 13-38277731

“SUBTENANT”

ZYMOGENETICS, INC a Washington corporation

By:	/s/ JAMES A. JOHNSON
Name:	JAMES A. JOHNSON
Title:	SENIOR VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

Prime Lessor’s Consent

The undersigned, being the Prime Lessor under the Prime Lease, hereby consents to the foregoing Sublease and Assignment of the Storage Agreement, and to the terms and provisions contained therein, including, without limitation the agreement to accept direct payments from Subtenant stated in Section 2 above; to recognize and not disturb the Subtenant stated in Section 3(c) above; to permit Subtenant to install its signage stated in Section 22 above and to release Sublandlord from the Storage Agreement to the extent provided in Section 21 above.

“PRIME LESSOR”

1144 EASTLAKE LLC
a Washington limited partnership

By:	/s/ JOHN TEUTSCH
Name:	John Teutsch
Title:	Managing Member

PRIME LESSOR’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that John Teutsch is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Member of J&J EASTLAKE LLC, a Washington limited liability company to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: July 6, 2006 .

/s/ CYNTHIA A. MILLER
(Signature of Notary Public)

Cynthia A. Miller
(Printed Name of Notary Public)

(Insert notary seal here)	My Appointment expires 2/19/2010

SUBLANDLORD’S ACKNOWLEDGMENT

PROVINCE OF ONTARIO	)
) ss.
CITY OF TORONTO	)

I certify that I know or have satisfactory evidence that Anne Brace is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of SOFTCHOICE CORPORATION, a Corporation organized under the laws of Canada, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: June 8, 2006 .

/s/ VICTORIA PRINCE
(Signature of Notary Public)

Victoria Prince
(Printed Name of Notary Public)

(Insert notary seal here)	My Appointment expires N/A

SUBTENANT’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that James A. Johnson is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Sr VP & CFO of ZYMOGENETICS, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: June 1, 2006 .

/s/ CAROL A. ALTO
(Signature of Notary Public)

Carol A. Alto
(Printed Name of Notary Public)

(Insert notary seal here)	My Appointment expires 3/7/10